UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

Reign Sapphire Corporation

(State or other jurisdiction of incorporation)

Delaware	333-204486	47-2573116
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer Identification No.)

9465 Wilshire Boulevard, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 457-3772

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.       Entry into a Material Definitive Agreement.

Issuance of Incentive Shares, Notes and Warrants Pursuant to Subsequent Closing

On December 26, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance of (i) 416,666 shares of the Company’s Common Stock (the “Commitment Shares”); (ii) 1,500,000 redeemable shares (the “Redeemable Shares”), (iii) $147,000 aggregate principal amount of a convertible promissory note (the “Convertible Note”) and (iv) Common Stock Purchase Warrants to purchase up to an aggregate of 980,000 shares of the Company’s Common Stock (the “Warrants”).  On January 3, 2018, the Company and the holder agreed to amend the Purchase Agreement and Note to have an effective date of January 3, 2018. The transaction closed on January 3, 2018 (the “Closing Date”).

Terms of Note;

The Note matures on October 3, 2018, nine (9) months after the Issue Date, and provides for interest to accrue at an interest rate equal to 18% per annum or the maximum rate permitted under applicable law after the occurrence of any event of default as provided in the Note. At any time after 180 days from the Issue Date, the holder, at its option, may convert the outstanding principal balance and accrued interest into shares of Common Stock of the Company. The initial conversion price for the principal and interest in connection with voluntary conversions by a holder of a Note is $0.08 per share, subject to adjustment as provided therein. The Note, for example, is subject to adjustment upon certain events such as stock splits and if the Company issues any securities with more favorable terms than are described in the Note, the holder may, at the holder’s option, become a part of the more favorable transaction documents. The Note also contains a prepayment penalty of a maximum of 130% of the amount outstanding under the Note. The holder of the Note does not have the right to convert any portion of their Note if it (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, with the exception that the limitation may be increased up to 9.99% with s61 days prior notice (the “Beneficial Ownership Limitation”). The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holder of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Notes and accrual of interest as described above. The foregoing description is qualified in its entirety by reference to the full text of the form of Note filed as Exhibit 10.2 hereto, which is incorporated by reference into this Item 1.01.

If the Note is prepaid on or prior to the Maturity Date, all of the Redeemable Shares shall be returned to the treasury shares of the Company, without any payment by the Company for the Redeemable Shares. Further, if the Company prepays a portion of the Note, but not the entire Note, on or before the Maturity Date, a pro rata portion of the Redeemable Shares shall be returned to the Company’s treasury in proportion to the prepayment amount as it relates to the entire Note balance.

Terms of Warrant

As described above, holder of the Note received Warrants to purchase up to 980,000 shares of Common Stock. The exercise price for the Warrants is $0.15, subject to adjustment, and the Warrants are exercisable for five years after the date of the Warrant. The Warrants are exercisable for shares of Common Stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis at any time if the market price of one share of common stock is greater than the Exercise Price, and there is no effective registration statement registering the shares of Common Stock underlying the Warrants. The exercise price of the Warrants is subject to adjustment in the event of any distributions of assets, including cash, stock or other property to the Company’s stockholders. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. The holder of Warrants will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, with the exception that the limitation may be waived with 61 days prior notice. The foregoing description is qualified in its entirety by reference to the full text of the form of Warrant filed as Exhibit 10.3 hereto, which is incorporated by reference to this Item 1.01.

Additional Purchaser Rights and Company Obligations

The Purchase Agreement includes additional purchaser rights and Company obligations including obligations on the Company to satisfy the current public information requirements under SEC Rule 144(c), to reserve a sufficient amount of shares underlying the Note and Warrant, and other customary representations and warranties. Reference should be made to the full text of the Purchase Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference to this Item 1.01.

 Item 2.03      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

The Redeemable Shares, Commitment Shares, Note and Warrant issued by the Company pursuant to the terms of the Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. No general solicitation or general advertising was used in connection with the offering of the Redeemable Shares, Commitment Shares, Notes and Warrants. The investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company disclosed to the investor, and the investor acknowledged, that the Redeemable Shares, Commitment Shares, Note, Warrant and all shares of underlying Common Stock of the Company could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the certificates or instruments representing the Redeemable Shares, Commitment Shares, Note and Warrant included, and the certificates representing the common stock to be issued upon conversion or exercise of the Note and Warrant will include, a legend to that effect.

Item 7.01 Regulation FD Disclosure.

On January 3, 2018, Reign Sapphire Corporation, (the “Company”) posted presentation material on its corporate website. The written material is attached hereto as Exhibit 99.1, and is hereby incorporated by reference solely for purposes of this Item 7.01 disclosure.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit
Number	Description

10.1	Securities Purchase Agreement dated December 26, 2017.

10.2	Form of Convertible Note issued under the Securities Purchase agreement included as Exhibit 10.1.

10.3	Form of Common Stock Purchase Warrant issued under the Securities Purchase Agreement included as Exhibit 10.1.

10.4	Amendment #1 to Securities Purchase Agreement.

99.1	Presentation material as posted on the Company’s corporate website on January 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIGN SAPPHIRE CORPORATION

Date: January 8, 2018	By:	/s/ Joseph Segelman
Joseph Segelman, Chief Executive Officer